                           PACKAGE V SUPPLY AGREEMENT
                         FOR NATURAL GAS IN SUPPORT OF

                     THE 1973 LNG SALES CONTRACT EXTENSION


                                    BETWEEN


                                   PERTAMINA


                                      AND


                           VIRGINIA INDONESIA COMPANY
                           LASMO SANGA SANGA LIMITED
                             OPICOIL HOUSTON, INC.
                      UNION TEXAS EAST KALIMANTAN LIMITED
                        UNIVERSE GAS & OIL COMPANY, INC.
                                      AND
                         VIRGINIA INTERNATIONAL COMPANY




                              DATED: JUNE 16, 1995
                           EFFECTIVE: OCTOBER 6, 1994

                           PACKAGE V SUPPLY AGREEMENT
                         FOR NATURAL GAS IN SUPPORT OF

                     THE 1973 LNG SALES CONTRACT EXTENSION

         THIS SUPPLY AGREEMENT, made and entered into in Jakarta the 16th day of June, 1995, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA"), on the one hand, and VIRGINIA INDONESIA COMPANY ("VICO"), LASMO SANGA SANGA LIMITED, OPICOIL HOUSTON, INC., UNION TEXAS EAST KALIMANTAN LIMITED, UNIVERSE GAS & OIL COMPANY, INC., and VIRGINIA INTERNATIONAL COMPANY (herein referred to collectively as "Contractors" and individually as "Contractor"), on the other hand,

                                  WITNESSETH:

         A. WHEREAS, Contractors individually own or control all of the interest of "Contractors" in that certain Amended and Restated Production Sharing Contract, dated April 23, 1990, but effective as of August 8, 1968 (such contract as hereafter amended is herein referred to as the "Amended and Restated Production Sharing Contract") and that certain Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1998 (such contract as hereafter amended is herein referred to as the "Renewed Production Sharing Contract"). The Amended and Restated Production Sharing Contract and the Renewed Production Sharing Contract are herein referred to collectively as the "Production Sharing Contracts" and the area covered thereby is herein referred to as the "VICO Contract Area"; and

         B. WHEREAS, pursuant to the Production Sharing Contracts, each of PERTAMINA and Contractors is entitled to take and receive, sell and freely export its respective share of the Natural Gas produced and saved from the VICO Contract Area (the percentage share of such Natural Gas to which each of PERTAMINA and Contractors is entitled, as determined under the Production Sharing Contracts, is herein referred to as the "Production Sharing Percentage" of such party); and

         C. WHEREAS, the reserves of Natural Gas in the VICO Contract Area exceed the reserves of Natural Gas committed to be produced, supplied and delivered by PERTAMINA and Contractors to meet a portion of PERTAMINA's existing obligations under LNG sales contracts, LPG sales contracts, and domestic gas sales contracts; and

         D. WHEREAS, PERTAMINA, with assistance from Contractors, has constructed and expanded and is further expanding the Natural Gas liquefaction and related facilities located at Bontang Bay, on the east coast of Kalimantan, Indonesia (herein referred to as the "Bontang Plant"); and

         E. WHEREAS, funds for the expansion of the liquefaction plant will be provided to PERTAMINA through financing of the cost of such expansion on terms, mutually agreeable to PERTAMINA and Contractors, which provide for the repayment of funds provided pursuant to such financing and the cost of such funds (repayment of funds and the cost of such funds are hereinafter referred to as "Financing Costs"); and





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
         F. WHEREAS, PERTAMINA and Contractors are parties to the Amended and Restated Bontang Processing Agreement dated as of February 9, 1988 (as from time to time amended, the "Processing Agreement"), which provides for the operation of the Bontang Plant and the payment of the costs of such operation (such costs as determined in accordance with the Processing Agreement are herein referred to as "Plant Operating Costs"); and

         G. WHEREAS, PERTAMINA and Contractors have agreed to use the Bontang Plant in part for the liquefaction of the VICO Contract Gas (as defined in Section 2.2 hereof) and the Other Contract Gas (as defined in Section 2.3 hereof); and

         H. WHEREAS, PERTAMINA, in collaboration with Contractors and its production sharing contractors in other contract areas in East Kalimantan (herein referred to as the "Other Contract Areas") has entered into that certain Amended and Restated 1973 LNG Sales Contract dated as of January 1, 1990 (such contract as amended as of June 1, 1992 and as amended hereafter being herein referred to as the "1973 Sales Contract") with Chubu Electric Power Co., Inc., The Kansai Electric Power Co., Inc., Kyushu Electric Power Co., Inc., Nippon Steel Corporation, Osaka Gas Co., Ltd., and Toho Gas Co., Ltd. (herein referred to collectively as "Buyers" and individually as "Buyer"); and

         I. WHEREAS, by a Memorandum of Agreement effective as of October 6, 1994 (the "1973 Extension MOA", and unless otherwise so stated, any terms defined in the 1973 Extension MOA shall have the same meanings when used herein), PERTAMINA and Buyers agreed, subject to fulfillment of certain conditions, to execute a Second Amended and Restated

1973 Sales Contract extending the 1973 Sales Contract for the period (the "Extension Period") beginning on January 1, 2000 and ending on December 31, 2009 (quantities of LNG for the Extension Period sold pursuant to the 1973 Extension MOA herein referred to as the "Extension Quantities"); and

         J. WHEREAS, arrangements for the transportation of the Extension Quantities and for the payment of costs respecting such transportation will be made on terms mutually agreeable to PERTAMINA and Contractors (herein referred to as "Transportation Costs"); and

         K. WHEREAS, the 1973 Extension MOA provides that the Natural Gas to be processed into LNG and sold and delivered by PERTAMINA as Extension Quantities is to be produced from the Bontang Gas Supply Area, which consists of the VICO Contract Area and the Other Contract Areas; and

         L. WHEREAS, PERTAMINA and each Contractor desire to supply and deliver Natural Gas from the VICO Contract Area in support of the performance by PERTAMINA of an agreed portion of its obligations to deliver Extension Quantities under the 1973 Sales Contract; and

         M. WHEREAS, each Contractor desires to dispose of its Production Sharing Percentage of the VICO Contract Gas (as herein defined) in accordance with the terms of this Supply Agreement,





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
         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                          EFFECTIVE DATE AND DURATION

         This Supply Agreement shall be effective as of October 6, 1994, and shall terminate on the date the 1973 Sales Contract terminates; provided, however, that if the 1973 Extension MOA terminates as a result of acceptable transportation arrangements not having been agreed upon on a timely basis, then this Supply Agreement shall terminate on the date the 1973 Extension MOA terminates.


                                   ARTICLE 2
                         SUPPLY COMMITMENT AND QUANTITY

         2.1 Net Gas Requirement. The total quantity of net Natural Gas required to be supplied and delivered out of proved recoverable reserves of Natural Gas in East Kalimantan for liquefaction and sale as Extension Quantities is estimated to be 4.5403 trillion standard cubic feet ("t.s.c.f."). Such quantity is herein referred to as the "1973 Extension Net Gas Requirement". The 1973 Extension Net Gas Requirement is based on the Fixed Quantities which Buyers have agreed to purchase under the 1973 Extension MOA.





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
         2.2 VICO Contract Gas. PERTAMINA and Contractors hereby commit and agree to supply and deliver from proved economically recoverable reserves of Natural Gas in specific fields within the VICO Contract Area sufficient Natural Gas (and LNG resulting from the liquefaction thereof) to meet a portion of the 1973 Extension Net Gas Requirement over the term of this Supply Agreement consisting of 0.9805 t.s.c.f., or 21.5956% thereof. Such quantities of net Natural Gas committed to be supplied pursuant to this Supply Agreement are herein referred to as the "VICO Contract Gas", and the above-stated percentage is herein referred to as the "Producers' Percentage". The specific fields from which the VICO Contract Gas will be committed are identified in the supplemental memorandum entered into among PERTAMINA, Contractors and the production sharing contractors in the Other Contract Areas pursuant to the Memorandum of Understanding Re: Supply Agreements and Package V Sales dated October 5, 1994 (the "Package V Supplemental Memorandum"). The VICO participating fields and the quantities in each field comprising the VICO Contract Gas are as follows:

         Participating Fields                               Quantity of Gas (t.s.c.f.)
         --------------------                               --------------------------
              Badak                                                  0.3241
              Lampake                                                0.0277
              Mutiara                                                0.1307
              Nilam                                                  0.3434
              Pamaguan                                               0.0045
              Semberah                                               0.1501





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
The quantities committed from each field are subject to revision from time to time, as the reserves from the fields may be updated and as additional data, from deliverability studies and otherwise, become available.

         2.3 Other Contract Gas. To meet the balance of the 1973 Extension Net Gas Requirement, constituting 3.5598 t.s.c.f., or 78.4044% thereof, sufficient Natural Gas (and LNG resulting from the liquefaction thereof) will be committed for supply and delivery by PERTAMINA and its production sharing contractors from proved recoverable reserves of Natural Gas in the Other Contract Areas by separate supply agreements, similar hereto and compatible herewith, executed and delivered concurrently herewith (such amounts are herein collectively referred to as the "Other Contract Gas"). The specific fields from which the Other Contract Gas will be committed are also identified in the Package V Supplemental Memorandum.

         2.4 DeGolyer and MacNaughton Certification. The amounts of net Natural Gas constituting the VICO Contract Gas and the Other Contract Gas are part of the estimates of proved recoverable reserves of Natural Gas as certified by the independent consultant firm of DeGolyer and MacNaughton in written statements based on data available on May 31, 1994.

         The quantities for the VICO Contract Gas and the Other Contract Gas set forth in Sections 2.2 and 2.3 hereof and the Producers' Percentage were established by PERTAMINA at a meeting on May 29, 1995 of the East Kalimantan Gas Reserves Management Committee.





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
         2.5 Reduction to Net Gas Requirement. Notwithstanding the above, if, pursuant to paragraph 4 of the 1973 Extension MOA, the Extension Quantities are reduced as a result of Financing not being arranged, PERTAMINA and Contractors agree to amend this Supply Agreement to decrease the VICO Contract Gas, such decrease to be based on the proportion of the VICO Contract Gas to the 1973 Extension Net Gas Requirement. By separate amendments, similar to and compatible with that entered into by PERTAMINA and Contractors, executed and delivered concurrently therewith, the balance of any such decrease in the 1973 Extension Net Gas Requirement will be allocated to the Other Contract Gas based on the proportion of the Other Contract Gas to the 1973 Extension Net Gas Requirement.


                                   ARTICLE 3
                           COORDINATION OF GAS SUPPLY

         The VICO Contract Gas and the Other Contract Gas may be produced from participating fields at times and production rates which may change from time to time during the term hereof so as to secure the optimal ultimate recovery of Natural Gas. The supply of Natural Gas from the VICO Contract Area and the Other Contract Areas will be coordinated by PERTAMINA so as to conserve and permit full utilization of such Natural Gas. The sources of supply, producing rates, quality of gas, metering and related matters shall be matters for study by the East Kalimantan Gas Reserves Management Committee, consisting of representatives from PERTAMINA, VICO, TOTAL Indonesie and UNOCAL Indonesia Company.





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
                                   ARTICLE 4
                      ADMINISTRATION, TITLE AND INSURANCE

         4.1 LNG Sales Contract. PERTAMINA shall be responsible for the due and prompt administration of the 1973 Sales Contract for the benefit of PERTAMINA and Contractors. All matters which affect the 1973 Sales Contract or the sale, transportation and delivery of LNG thereunder will be administered by a representative to be appointed by PERTAMINA and the representative appointed by Contractors under Article 7 hereof. It is understood, however, that it will be necessary from time to time for PERTAMINA, as seller under the 1973 Sales Contract, to take certain administrative and operational actions without prior consultation where immediate action is required. Contractors will be promptly advised of any such action.

         4.2 Consultation. PERTAMINA and Contractors agree to consult with each other freely on all matters relating to the 1973 Extension MOA and the 1973 Sales Contract. PERTAMINA and Contractors shall confer and agree as to any amendment to the 1973 Extension MOA or the 1973 Sales Contract or to any permitted action or election thereunder which constitutes a material adjustment in the quantities of LNG to be sold and delivered thereunder or a change in the terms thereof. At the request of any party hereto, a memorandum evidencing any such agreement shall be prepared as soon as feasible and signed by each party hereto.





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
         4.3 Title. PERTAMINA will cause the LNG resulting from the liquefaction of the VICO Contract Gas and the Other Contract Gas to be delivered to Buyer at the Delivery Point. Title to each Contractor's share of the LNG resulting from the liquefaction of the VICO Contract Gas shall pass to PERTAMINA at the same time as the passage of title from PERTAMINA to Buyer.

         4.4 Insurance. The interests of PERTAMINA and each Contractor in each cargo of LNG transported by PERTAMINA from the Bontang Plant shall be adequately insured pursuant to arrangements mutually agreed to by PERTAMINA and each Contractor. PERTAMINA and each Contractor shall be entitled to receive its Production Sharing Percentage of the Producers' Percentage of any proceeds paid under a marine insurance policy covering a cargo of LNG being transported from the Bontang Plant. Such proceeds shall be remitted by the insurer directly to the bank designated as Trustee pursuant to Article 5 hereof.

         4.5 Delivery and Invoicing. At the time of delivery of each cargo of LNG to Buyer at the Delivery Point, PERTAMINA will furnish Contractors with appropriate documentation to evidence the quantity and quality of LNG delivered, together with copies of the invoices to Buyer covering such shipment. PERTAMINA will also furnish Contractors with a copy of each invoice or billing delivered to Buyer on account of interest or other payment obligation of Buyer under the 1973 Sales Contract concurrently with its being furnished to Buyer. Calculation of the Contract Sales Price, the amount of sales invoices and other billings to Buyer, and any adjustments, shall be reviewed and approved by PERTAMINA and Contractors prior to presentation to Buyer.





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
                                   ARTICLE 5
                                    PAYMENT

         5.1 Contractor Entitlement. The amounts to be paid to each Contractor for its share of the LNG resulting from the liquefaction of Natural Gas to be supplied under this Supply Agreement shall be its Production Sharing Percentage of the Producers' Percentage of the sum of:

         (a) all amounts to be paid by Buyers to PERTAMINA for Extension Quantities sold and delivered under the 1973 Sales Contract;

         (b) all other amounts which a Buyer shall become obligated to pay pursuant to the 1973 Sales Contract with regard to deliveries of Extension Quantities, including, but not limited to:

                  (i) amounts payable by such Buyer for its failure to take quantities it is obligated to purchase under the 1973 Sales Contract;

                  (ii) any incremental payments applicable to make-up deliveries; and

                  (iii)    any interest accruing on overdue invoice payments;

         (c) amounts payable by insurers in respect of LNG resulting from the liquefaction of the VICO Contract Gas and the Other Contract Gas; and

         (d)      interest earned on any of the amounts referred to in this
Section 5.1.

         5.2 PERTAMINA Assignment of Contractor Percentage Share. In order to arrange for the receipt by each Contractor of the payments to which such Contractor is entitled under Section 5.1 hereof, PERTAMINA hereby assigns to each Contractor that Contractor's Production Sharing Percentage of the Producers' Percentage of all amounts referred to in Section 5.1 hereof.

         5.3 Method of Payment. Throughout the term of this Supply Agreement, all those payments referred to in Section 5.1 hereof shall be paid in U.S. Dollars, directly to BankAmerica International in New York City (or such other leading bank in the United States as shall be selected by PERTAMINA and approved by Contractors) pursuant to a Trustee and Paying Agent Agreement, the parties to which shall be PERTAMINA, Contractors, the production sharing contractors in the Other Contract Areas and the Trustee thereunder. Amounts so received by the Trustee shall be used for payment of (i) Financing Costs; (ii) an agreed portion of Plant Operating Costs, (iii) Transportation Costs in respect of LNG sold and delivered from the Bontang Plant, and (iv) other costs approved by PERTAMINA and Contractors. Amounts received by the Trustee, to the extent that they are not used for payment of the costs referred to in the preceding sentence, shall, insofar as they are applicable to the

VICO Contract Gas, be disbursed to PERTAMINA and each Contractor in accordance with its Production Sharing Percentage at a bank or banks of its choice.

         5.4      Contractors' Right to Payment.

         (a)      The right of Contractors to the payments provided for in this
Article 5 shall extend throughout the term of this Supply Agreement and shall not, except in the event of an occurrence contemplated in Section 5.4(d), be affected by the production rates or sources of Natural Gas supplied from the VICO Contract Gas or the Other Contract Gas from time to time during the term hereof.

         (b) If the quantities of net Natural Gas produced from the participating fields within the VICO Contract Area and delivered pursuant to this Supply Agreement exceed in the aggregate the quantity of the VICO Contract Gas, the Producers' Percentage (and the percentage of the revenues to be paid to PERTAMINA and Contractors hereunder) will not be increased, except in the event of an occurrence contemplated in Section 5.4(d), and Contractors, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net Natural Gas from reserves in the Other Contract Areas equal to such excess quantities.

         (c) If the quantities of net Natural Gas produced from the participating fields within the VICO Contract Area and delivered pursuant to this Supply Agreement are in the aggregate less than the quantity of the VICO Contract Gas, the Producers' Percentage (and the percentage of the revenues to be paid to PERTAMINA and Contractors hereunder) will not be reduced, except in the event of an occurrence contemplated in Section 5.4(d), and the production sharing contractors in the Other Contract Areas and any new contract area, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net Natural Gas from reserves in the VICO Contract Area equal to excess quantities delivered from sources within the Gas Supply Area.

         (d) If an insufficiency of deliverable reserves of Natural Gas shall occur which precludes the delivery from participating field(s) within the VICO Contract Area or from participating field(s) within any of the Other Contract Areas of the aggregate amount of Natural Gas committed therefrom pursuant to this Supply Agreement or to any of the supply agreements referred to in Section 2.3 hereof over the term thereof, then such insufficiency shall be delivered from field(s), including but not limited to the participating field(s) within the area(s) not then experiencing an insufficiency of deliverable reserves, and the Producers' Percentage shall thereupon be adjusted (together with a corresponding adjustment to the VICO Contract Gas) to reflect the revised share of the net Natural Gas in support of PERTAMINA's obligations under the 1973 Sales Contract which will be supplied and delivered from the VICO Contract Area over the term hereof, such adjustment in the Producers' Percentage to apply only to payments provided for in this Article 5 received after the date thereof. The procedure for determining (i) an insufficiency in deliverable reserves, (ii) the allocation of the right to supply such insufficiency among the VICO Contract Area, the Other Contract Areas and any new contract area and (iii) the calculation of the future Producers' Percentage, shall be made in accordance with principles to be decided upon by PERTAMINA.





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
                                   ARTICLE 6
                         ARBITRATION AND GOVERNING LAW

         6.1 Arbitration. All disputes arising in connection with this Supply Agreement shall be finally settled by arbitration conducted in the English language in Paris, France, by three arbitrators under the Rules of Arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a juridical acceptance of the award and an order of enforcement, as the case may be.

         6.2 Governing Law. This Supply Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America.


                                   ARTICLE 7
                          CONTRACTORS' REPRESENTATIVE

         VICO is designated representative by Contractors for performance on behalf of Contractors of their obligation under Section 4.1 hereof and for the giving of notices, responses or other communications to and from Contractors under this Supply Agreement. Such representative may be changed by written notice to such effect from Contractors to PERTAMINA.





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
                                   ARTICLE 8
                                    NOTICES

         Any notices to the parties shall be in writing and sent by mail, cable, telex or facsimile to the following addresses:

         To PERTAMIN:

         PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
         (PERTAMINA)
         Jalan Medan Merdeka Timur 1 A
         Jakarta, Indonesia
         Attention:  Head of BPPKA

         Cable:  PERTAMINA, Jakarta, Indonesia
         Telex:  PERTAMINA, 44134 Jakarta
         Facsimil:  3846932


         To Contractors:

         VIRGINIA INDONESIA COMPANY (VICO)
         6th Floor, Kuningan Plaza
         South Tower
         Jl. H.R. Rasuna Said Kav. C11-14
         P.O. Box 2828
         Jakarta Selatan, Indonesia
         Attention:  President - VICO Indonesia

         Cable:  VICO
         Telex:  62458 or 62468
         Facsimil:  523-6100





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
         cc:      VIRGINIA INDONESIA COMPANY
                  One Houston Center
                  1221 McKinney
                  Suite 700
                  P.O. Box 1551
                  Houston, Texas 77251-1551
                  U.S.A.
                  Attention:  Chairman

                  Telex:  166-100
                  Facsimile:  (713) 754-6698

A party may change its address by written notice to the other parties.


                                   ARTICLE 9
                                 MISCELLANEOUS

        9.1 Amendment. This Supply Agreement shall not be amended or modified except by written agreement signed by the parties hereto.

        9.2 Successors and Assigns. This Supply Agreement shall inure to the benefit of, and be binding upon, PERTAMINA and each Contractor, their respective successors and assigns, provided that this Supply Agreement shall be assignable by a Contractor only if such Contractor concurrently assigns to the same assignee an equal interest in the Production Sharing Contracts.

        9.3 Exclusivity. The parties to this Supply Agreement shall be the only persons or entities entitled to enforce the obligations hereunder of the other parties hereto, and no persons or entities not parties to this Supply Agreement shall have the right to enforce any of the obligations hereunder of any of the parties hereto.

        9.4 Headings and Subheadings. The Article headings and subheadings used herein are for convenience of reference only.


        IN WITNESS WHEREOF, PERTAMINA and Contractors have caused their duly authorized representatives to execute this Supply Agreement as of the day and year first written above.



PERUSAHAAN PERTAMBANGAN MINYAK         CONTRACTORS:
DAN GAS BUMI NEGARA (PERTAMINA)        -----------

                                       VIRGINIA INDONESIA COMPANY



BY   /s/ F. ABDA'OE                    BY   /s/ THOMAS W. ARMISTEAD
   ---------------------------------      -------------------------------------



                                       LASMO SANGA SANGA LIMITED



                                       BY   /s/ IAN D. BROWN
                                          -------------------------------------



                                       OPICOIL HOUSTON, INC.



                                       BY  /s/  CHING-YUNG CHUNG
                                         --------------------------------------

                                  UNION TEXAS EAST KALIMANTAN
                                  LIMITED



                                  BY  /s/ J. E. KNIGHT
                                    -------------------------------------------
                                        J. E. Knight
                                        Vice President



                                  UNIVERSE GAS & OIL COMPANY, INC.



                                  BY  /s/ TOSHIO NORIMATSU
                                    -------------------------------------------



                                  VIRGINIA INTERNATIONAL COMPANY



                                  BY  /s/ IAN D. BROWN
                                    -------------------------------------------